EXHIBIT 99.1


        INTERLINK ELECTRONICS CEO SENDS SECOND OPEN MEMO TO STAKEHOLDERS

Camarillo, California, May 23, 2006 - Interlink Electronics, Inc. (OTC:LINK.PK), a global leader in the design, development and manufacture of human interface products and technologies, today published the following open memorandum to stakeholders from Chairman, CEO and President, E. Michael Thoben as a follow-up to his memorandum of May 16, 2006:


TO: All Interlink Electronics Stakeholders

FROM: E. Michael Thoben, Chairman, CEO and President

SUBJECT: The State of the Interlink Business
--------------------------------------------------------------------------------

This memorandum is the second of two describing where we are and plan to go as a company. In the first I addressed our accounting and financial reporting situation, explaining what has been accomplished, what remains to be done, and when we plan to finish. Here I will speak to the state of our overall business, discussing the challenges we currently confront as well as the truly exciting opportunities that lie ahead.

MANAGING TRANSITION
-------------------

In November 2005 we announced a restructuring plan that combined our Home Entertainment and Business Communications segments into a new OEM Remotes organization. This restructuring was in response to adverse worldwide industry trends. We moved most of our related sales, engineering and customer support operations to China to be closer to our customers, better compete in these markets and operate the business more efficiently and profitably.

More importantly, however, this restructuring better aligns the Company's resources with our future opportunities for growth. In the short-term we expect revenues from this segment to continue to decline as the market demands change and we remain more selective on the types of projects we accept. Yet in the longer-term, we expect increasing revenues from home entertainment sales could reverse this trend. This dynamic should also lead to a stronger margin OEM Remotes business even if we no longer experience our historic growth in this segment.

MANAGING GROWTH
----------------

While the transition evolves in our OEM Remotes business, we look to three strategic opportunities for accelerating our rates of growth and profitability.

         o        e-Transactions

Over the last three quarters our e-Transactions business made significant strategic accomplishments and produced impressive revenue growth. Through our customer experience, understanding of market trends, and commitment to innovation and development, we have built both a record customer pipeline and a very robust product roadmap. We continue to be encouraged by the level of engagement we have in new sell cycles and pilot activity in the banking, auto finance and insurance industries. Most of our e-Transaction revenues should come from these highly targeted sectors over the next twelve to twenty-four months. Given our past successes with industry leaders in these markets and our ever-expanding product and software solutions capability, we are positioned to continue strong growth in this business. Our revenue growth in the e-Transactions segment came in for the year consistent with our previous guidance at approximately 60% year over the prior year. Looking forward we expect to be able to continue growing this segment of our business in a similar range in 2006. We would also expect to see margins remain strong as software continues to become an increasingly important component of this solution sale.

To better address customer needs for seamless integration, we have developed a comprehensive software strategy. We recently introduced new versions of the IntegriSign Signature Software Suite that further expand our product offering. This powerful and flexible software suite provides organizations with the tools necessary to integrate electronic signature processes into their business applications. We have used this software to build custom applications that recently won us such key customers as Jackson National Life and World Saving Bank.

In the last several months we also introduced three new ePad hardware platforms. The ePad-XL is a combination signature and card swipe and pin pad device targeted to meet the needs in banking where multiple devices can be consolidated into one simple device for customer authentication and signature applications. We also launched the ePad-Ink Pro and ePad-ID Pro, which incorporate an entirely new processor for increased performance and that support an encryption option. This unique option was designed to address growing customer concerns about the security of information traveling between signature devices and the host computers.

Overall, the outlook for the e-Transactions business remains very strong. We have established ourselves with industry leading solutions that have enabled us to capture the industry's top customers and at the same time accelerate our momentum in this exciting growth market.

         o        Specialty Business

Our Specialty Business segment is in the early stages of implementing our MicroNav growth strategy. MicroNav is a miniaturized family of sensors that bring new and intuitive interface designs to consumer electronics manufactures - specifically MP3 and cell phone producers. This business experienced early wins with iRiver, Siemens, Microsoft, and Sony which reinforced our investment decision and focused our development. We recently announced additional significant design wins with two major cell phone programs at Pantech and LG. Revenue from these handset programs will begin late in the second quarter and should result in solid revenue growth in 2006 and beyond.

While developing and marketing the MicroNav family we received excellent market feedback on product enhancements and new features. We responded by developing new connection methods, substrates, lighting, surface treatments, sensor designs and actuators. Our evolution in sensor technology and implementation over the past year has been greater than anytime in our history and has resulted in us filing an additional ten patents around this technology.

Given our continued innovation and recent wins, Interlink is well-positioned to continue to take advantage of the growth trends in these identified markets. The primary opportunity is the increased need for simple cost effective file navigation systems in cell phones and media players. Manufacturers and marketers desire to differentiate their own products through unique design features or intuitive user interface technologies and we believe these trends all play well to the benefits offered by utilizing our MicroNav products.

         o        Branded Products Business

Interlink Branded Products continue to show promise and improving financials. After three sequentially growing quarters, revenue declined in the 2005 fourth quarter due to our decision to take positive steps to reduce channel marketing costs and lower overall inventory in distribution. In the first quarter of 2006 Branded Products revenue returned to near record levels. We expect to continue to innovate in this segment and take advantage of the overall market trends towards PowerPoint presentations.

RECENT FINANCIAL PERFORMANCE
----------------------------

We are still not in a position to present audited financial results for 2005, as our audit is incomplete and any additional adjustments we make could affect the top and bottom lines in all quarters of the fiscal year, including those previously reported. We believe, however, that on a preliminary basis our 2005 revenues were approximately $39 million up 9% from the year ended December 31, 2004. We are also estimating a net loss in 2005 of between $7.5 and $9.0 million. This loss includes approximately $2.8 million in charges and adjustments related to the restructuring plan and accounting restatement and examination process discussed in my May 16, 2006 memorandum. In addition, product mix, costs related to the rebuilding of the company's operational infrastructure, as well as legal and accounting fees associated with our current litigation and restatement activities contributed to this estimated net loss.

Although we similarly cannot present financial results that have been reviewed by our auditors for the 2006 first quarter, we currently estimate that preliminary revenues in this period were between $8.3 and $8.8 million, a decline from the first quarter of 2005 primarily due to the short-term dynamics of our OEM Remote business I discussed earlier. We expect a net loss in the quarter as this revenue drop combined with higher legal and accounting costs related to the completion of our 2005 financial and internal control audit.

The Company's unaudited balance sheet as of March 31, 2006 remained strong, including a cash balance of over $12 million. We have put additional processes in place to improve the management of our balance sheet, including metrics to analyze our inventory turns and days sales outstanding.

LOOKING FORWARD
---------------

We expect noticeable improvement in our financial results as we finalize our 2006 operating budget and implement our three-year plan, which will guide the management of our revenue growth and profitability over the next few years. In addition, we are maintaining our solid customer base and continuing to build our operational strength as we position ourselves for future growth.

There are many bright spots in the company and I firmly believe our future remains promising. Even with the recent challenges, we grew the Company to record revenue levels in 2005. Unfortunately, some of that growth came at costs we can no longer afford. We are taking the necessary steps to reduce our dependence on traditional lower margin markets and placing the company's resources where we believe our future opportunities exist. Sales of our high profit margin products are at record levels and they continue to build momentum. The combination of these factors has our revenue off from our record levels but rebounding in the second half of this year.

Interlink has made significant progress during these difficult times. We look forward to capitalizing on the opportunities in front of us and taking the company to the next level.

ABOUT INTERLINK ELECTRONICS, INC.

         Interlink Electronics, Inc. (OTC:LINK.PK), is a global leader in the design, development and manufacture of human interface products and technologies. Setting tomorrow's standards for electronic signature and e-notarization products, advanced remote controls and consumer electronics interface solutions, Interlink has established itself as one of the world's leading innovators of intuitive interface design. With more than 80 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Taiwan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

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ALL REGISTRATIONS AND TRADEMARKS ARE PROPERTIES OF THEIR RESPECTIVE OWNERS.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: business conditions and growth in the electronics industry and general economies, both domestic and international; lower than expected customer orders; delays in receipt of orders or cancellation of orders; competitive factors, including increased competition, new product offerings by competitors and price pressures; the availability of third party parts and supplies at reasonable prices; changes in product mix; significant quarterly performance fluctuations due to the receipt of a significant portion of customer orders and product shipments in the last month of each quarter; problems or delays in reporting our results of operations to the public; and product shipment interruptions due to manufacturing problems. The forward-looking statements contained in this document regarding the accounting restatement process, the Company's results of operations and financial condition, product wins and acceptance, product launches, market trends, patent filings, the preparation of the Company's financial statements, the audit and review of our financial statements by BDO Seidman, LLP and future business activities should be considered in light of these factors.

CONTACTS
--------

MICHELLE LOCKARD
Investor Relations
805-484-8855 ext. 114
Interlink Electronics, Inc.
546 Flynn Road
Camarillo, CA 93012
www.interlinkelectronics.com